CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 1997 AND 1996


                                                            DECEMBER 31,        DECEMBER 31,
$(millions, except share amounts)                               1997                1996
--------------------------------------------------------------------------------------------
ASSETS:
Cash and due from banks                                     $    7,727.4        $    6,524.4
Short-term investments                                             838.3               680.7
Loans held for sale                                              2,362.0             1,473.8
Securities:
  Securities held to maturity                                      785.3             4,397.9
  Securities available for sale                                 14,467.9            14,733.8
                                                            ------------        ------------
    Total securities (fair value approximates $15,268.0
      and $19,163.2 at December 31, 1997 and 1996,
      respectively)                                             15,253.2            19,131.7
Loans and leases (net of unearned income of $2,013.7 and
  $1,383.3 and allowance for credit losses of $1,325.9
  and $1,197.7 at December 31, 1997 and 1996,
  respectively)                                                 80,726.9            78,192.0
Other assets:
  Bank premises and equipment, net                               1,882.2             1,799.2
  Interest earned, not collected                                   821.3               782.1
  Other real estate owned                                           66.6                53.0
  Excess of cost over net assets of affiliates purchased           741.8               508.4
  Other                                                          5,481.6             3,008.2
                                                            ------------        ------------
    Total other assets                                           8,993.5             6,150.9
                                                            ------------        ------------
    TOTAL ASSETS                                            $  115,901.3        $  112,153.5
                                                            ============        ============
LIABILITIES:
Deposits:
  Noninterest-bearing                                       $   18,444.2        $   16,340.6
  Interest-bearing                                              58,970.1            57,882.4
                                                            ------------        ------------
    Total deposits                                              77,414.3            74,223.0
Federal funds purchased and repurchase agreements               10,708.2            12,858.5
Other short-term borrowings                                      3,095.7             5,466.9
Long-term debt                                                  11,066.4             6,827.8
Accrued interest payable                                           489.7               468.6
Other liabilities                                                2,751.0             2,440.7
                                                            ------------        ------------
    TOTAL LIABILITIES                                          105,525.3           102,285.5
                                                            ------------        ------------
Commitments and contingencies (Notes 5, 7, and 15)

STOCKHOLDERS' EQUITY:
Preferred stock, 35,000,000 shares authorized:
    Series C convertible, no par value, 2,707,917 and
    4,140,314 shares issued and outstanding at December
    31, 1997 and 1996, respectively                                135.4               207.0
Convertible preferred stock of pooled affiliate,
  5,750,000 shares issued and outstanding at December
  31, 1996                                                                                .1
Common stock, no par value, $5 stated value, 950,000,000
  shares and 600,000,000 shares authorized at December
  31, 1997 and 1996, respectively; 645,956,436 and
  576,517,822 shares issued at December 31, 1997 and
  1996, respectively (December 31, 1997 shares reflect
  the 10% stock dividend payable -- Note 10.)                    3,229.8             2,882.6
Capital in excess of aggregate stated value                      6,718.7             4,346.4
Retained earnings                                                  239.8             2,625.1
Net unrealized holding gains on securities available for
  sale, net of tax                                                 121.0                19.9
Treasury stock (1,421,331 and 5,829,915 shares, at
  December 31, 1997 and 1996, respectively), at cost               (68.7)             (213.1)
                                                            ------------        ------------
    TOTAL STOCKHOLDERS' EQUITY                                  10,376.0             9,868.0
                                                            ------------        ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $  115,901.3        $  112,153.5
                                                            ============        ============


The accompanying notes are an integral part of the consolidated financial statements.


                     BANC ONE CORPORATION and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE YEARS ENDED DECEMBER 31, 1997


$(millions, except per share amounts)                  1997            1996            1995
---------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans and leases                                   $8,128.7        $7,437.9        $6,393.0
  Securities:
    Taxable                                             986.0         1,127.2           973.4
    Tax-exempt                                           80.2            94.9           116.7
  Loans held for sale                                   139.2            39.5            32.9
  Other                                                  49.1            36.7            71.9
                                                     --------        --------        --------
    TOTAL INTEREST INCOME                             9,383.2         8,736.2         7,587.9

INTEREST EXPENSE:
  Deposits:
    Demand, savings and money market deposits         1,124.4         1,006.2           922.3
    Time deposits                                     1,420.7         1,454.0         1,504.1
  Borrowings                                          1,445.8         1,137.4           910.4
                                                     --------        --------        --------
    TOTAL INTEREST EXPENSE                            3,990.9         3,597.6         3,336.8
                                                     --------        --------        --------
    NET INTEREST INCOME                               5,392.3         5,138.6         4,251.1
Provision for credit losses                           1,211.1           942.7           526.1
                                                     --------        --------        --------
    Net interest income after provision for
      credit losses                                   4,181.2         4,195.9         3,725.0

NONINTEREST INCOME:
  Investment management and advisory activities         315.5           279.1           239.4
  Service charges on deposit accounts                   702.4           654.1           544.7
  Loan processing and servicing income                1,802.2         1,453.3         1,425.6
  Securities gains (losses)                              57.0            16.7            (2.0)
  Other                                                 958.8           959.7           567.7
                                                     --------        --------        --------
    TOTAL NONINTEREST INCOME                          3,835.9         3,362.9         2,775.4

NONINTEREST EXPENSE:
  Salary and related costs                            2,367.5         2,204.6         1,875.6
  Net occupancy expense, exclusive of
    depreciation                                        209.9           192.1           175.1
  Equipment expense                                     133.7           125.2           110.5
  Depreciation and amortization                         458.3           447.5           367.4
  Outside services and processing                       859.1           674.2           528.3
  Marketing and development                             712.9           445.9           424.9
  Communication and transportation                      427.6           378.4           324.7
  Other                                                 542.5           594.1           520.4
  Restructuring charges                                 337.3
                                                     --------        --------        --------
    TOTAL NONINTEREST EXPENSE                         6,048.8         5,062.0         4,326.9
                                                     --------        --------        --------
Income before income taxes                            1,968.3         2,496.8         2,173.5
Provision for income taxes                              662.6           824.0           728.3
                                                     --------        --------        --------
NET INCOME                                           $1,305.7        $1,672.8        $1,445.2
                                                     ========        ========        ========
NET INCOME PER COMMON SHARE (amounts reflect the
  10% common stock dividend -- Note 10):
NET INCOME PER COMMON SHARE, BASIC                   $   2.04        $   2.60        $   2.26
                                                     ========        ========        ========
NET INCOME PER COMMON SHARE, DILUTED                 $   1.99        $   2.52        $   2.20
                                                     ========        ========        ========

The accompanying notes are an integral part of the consolidated financial statements.



                     BANC ONE CORPORATION and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE THREE YEARS ENDED DECEMBER 31, 1997


                                                                                           NET UNREALIZED
                                                                     CAPITAL IN            HOLDING GAINS
                                                                     EXCESS OF              (LOSSES) ON
                                                                     AGGREGATE               SECURITIES   TREASURY       TOTAL
                                                PREFERRED   COMMON     STATED    RETAINED   AVAILABLE     STOCK AT    STOCKHOLDERS'
$(millions, except per share amounts)             STOCK     STOCK      VALUE     EARNINGS    FOR SALE       COST        EQUITY
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                      $   249.9 $2,726.1   $ 3,552.0    $2,172.1   $(111.5)  $ (336.5)  $   8,252.1
Net income                                                                         1,445.2                            1,445.2
Cash dividends:
 Common ($1.13 per share)(1)                                                        (532.8)                            (532.8)
 Series C Preferred ($3.50 per share)                                                (17.5)                             (17.5)
 Pooled affiliates                                                                   (21.8)                             (21.8)
Shares issued in acquisitions                                  5.7        13.1        (3.1)                              15.7
Conversion of preferred into common                   (.2)                  .2
Exercise of stock options, net of shares
 purchased                                                     8.9        (2.5)                                           6.4
Sales of stock to employee benefit plans and
 other                                                         7.0        18.1                                           25.1
Purchase of treasury stock                                                                               (324.3)       (324.3)
Change in unrealized holding gains (losses) on
 securities available for sale, net of tax                                                     203.3                    203.3
10% common stock dividend at fair market value               205.4     1,340.0    (1,545.4)
                                                --------- --------   ---------    --------   -------   --------   -----------
BALANCE, DECEMBER 31, 1995                          249.7  2,953.1     4,920.9     1,496.7      91.8     (660.8)      9,051.4
Net income                                                                         1,672.8                            1,672.8
Cash dividends:
 Common ($1.24 per share)(1)                                                        (587.2)                            (587.2)
 Series C Preferred ($3.50 per share)                                                (16.4)                             (16.4)
 Pooled affiliates                                                                   (31.4)                             (31.4)
Shares issued in acquisitions                                             53.4                            657.1         710.5
Issuance of subsidiary common stock                                       79.5                                           79.5
Conversion of preferred into common                 (42.6)     8.2        34.4
Exercise of stock options, net of shares
 purchased                                                    14.1         2.7                                           16.8
Sales of stock to employee benefit plans and
 other                                                         9.2       (56.5)       90.6                  3.7          47.0
Purchase of treasury stock                                                                             (1,003.1)     (1,003.1)
Retirement of treasury stock                                (102.0)     (688.0)                           790.0
Change in unrealized holding gains (losses) on
 securities available for sale, net of tax                                                     (71.9)                   (71.9)
                                                --------- --------   ---------    --------   -------   --------   -----------
BALANCE, DECEMBER 31, 1996                          207.1  2,882.6     4,346.4     2,625.1      19.9     (213.1)      9,868.0
Net income                                                                         1,305.7                            1,305.7
Cash dividends:
 Common ($1.38 per share)(1)                                                        (768.6)                            (768.6)
 Series C Preferred ($3.50 per share)                                                (12.0)                             (12.0)
 Pooled affiliates                                                                   (20.6)                             (20.6)
Shares issued in acquisitions                                             51.4                            487.0         538.4
Issuance of subsidiary common stock                                        5.8                                            5.8
Conversion of preferred into common                 (71.7)    13.9        57.8
Exercise of stock options, net of shares
 purchased                                                    26.3        34.5                            (34.1)         26.7
Sales of stock to employee benefit plans and
 other                                                        57.2        11.7                            (30.1)         38.8
Purchase of treasury stock                                                                               (707.3)       (707.3)
Retirement of treasury stock                                 (43.8)     (385.1)                           428.9
Change in unrealized holding gains (losses) on
 securities available for sale, net of tax                                                     101.1                    101.1
10% common stock dividend at fair market value               293.6     2,596.2    (2,889.8)
                                                --------- --------   ---------    --------   -------   --------   -----------
BALANCE, DECEMBER 31, 1997                      $   135.4 $3,229.8   $ 6,718.7    $  239.8   $ 121.0   $  (68.7)  $  10,376.0
                                                ========= ========   =========    ========   =======   ========   ===========

(1) Amounts reflect the effect of the 10% common stock dividend. See Note 10.

The accompanying notes are an integral part of the consolidated financial statements.


                     BANC ONE CORPORATION and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE YEARS ENDED DECEMBER 31, 1997


$(millions)                                                  1997             1996             1995
------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:
Net income                                                $  1,305.7       $  1,672.8       $  1,445.2
Adjustments:
  Provision for credit losses                                1,211.1            942.7            526.1
  Depreciation                                                 338.7            300.8            255.9
  Amortization of other intangibles                            119.6            146.7            111.5
  Amortization (accretion) of securities
    premium and discounts, net                                  37.6             40.9            (50.7)
  Amortization of mortgage servicing rights                     16.3             19.7             12.9
  Net increase in trading account                             (486.1)          (305.4)           (30.2)
  Net increase in loans held for sale                         (888.2)          (970.4)          (187.7)
  Net (increase) decrease in deferred loan fees
    and costs                                                   (5.2)            34.3             (4.2)
  Securities (gains) losses                                    (57.0)           (16.7)             1.9
  Gain on the sale of banks and branch offices                   (.8)           (19.4)           (68.3)
  Gain on sale of loans and other assets                      (238.8)          (325.3)          (122.9)
  Net increase in other assets                              (1,134.1)          (279.6)          (226.9)
  Net increase (decrease) in other liabilities                 605.3            (42.1)           251.3
  Net increase in deferred income taxes                        520.7            263.6            179.4
                                                          ----------       ----------       ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                    1,344.8          1,462.6          2,093.3
                                                          ----------       ----------       ----------
CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES:
Purchases of securities available for sale                  (9,422.6)        (5,581.5)        (8,110.5)
Purchases of securities held to maturity                      (502.6)        (1,789.6)        (1,978.1)
Maturities of securities available for sale                  3,014.9          4,169.2          6,712.9
Maturities of securities held to maturity                      582.3          1,040.8          1,904.8
Sales of securities available for sale                      10,996.2          3,231.5          2,544.3
Net increase in loans, excluding sales and
  purchases                                                (14,443.3)       (15,750.6)       (16,261.8)
Sales of loans and other assets                             13,596.9          8,218.2         10,818.0
Credit card securitization activities                         (985.2)           (53.9)           (61.9)
Purchases of loans and related premiums                     (1,275.5)          (519.8)          (668.9)
Net decrease in short-term investments                          13.6            118.3          3,022.7
Additions to bank premises and equipment                      (418.7)          (432.2)          (400.6)
Sale of banks and branch offices                               (22.3)          (186.8)          (236.0)
Net cash acquired in acquisitions                              240.7            315.7             42.4
All other investing activities, net                            195.0            (58.9)           191.8
                                                          ----------       ----------       ----------
NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES                                                 1,569.4         (7,279.6)        (2,480.9)
                                                          ----------       ----------       ----------
CASH FLOWS PROVIDED BY (USED IN) FINANCING
  ACTIVITIES:
Net increase in demand, savings and money
  market deposits                                            3,380.4          1,533.8          1,608.9
Net decrease in time deposits                               (2,488.5)          (592.3)        (2,235.6)
Net (decrease) increase in short-term
  borrowings                                                (4,822.9)         5,414.8          1,229.3
Issuance of long-term borrowings, net                        5,571.0          3,486.2          1,742.1
Repayment of long-term borrowings                           (1,914.0)        (1,755.4)          (344.7)
Cash dividends paid                                           (801.1)          (635.0)          (696.1)
Purchase of treasury stock                                    (707.3)        (1,003.1)          (324.3)
All other financing activities, net                             71.2            180.2            (16.2)
                                                          ----------       ----------       ----------
NET CASH (USED IN) PROVIDED BY FINANCING
  ACTIVITIES                                                (1,711.2)         6,629.2            963.4
                                                          ----------       ----------       ----------
Increase in cash and cash equivalents                        1,203.0            812.2            575.8
Cash and cash equivalents at January 1                       6,524.4          5,712.2          5,136.4
                                                          ----------       ----------       ----------
CASH AND CASH EQUIVALENTS AT DECEMBER 31                  $  7,727.4       $  6,524.4       $  5,712.2
                                                          ==========       ==========       ==========

The accompanying notes are an integral part of the consolidated financial statements.

                     BANC ONE CORPORATION and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BANC ONE is a bank holding company offering a full range of financial services through banking offices in Arizona, Colorado, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANC ONE also engages in credit card and merchant processing, consumer and education finance, mortgage banking, insurance, trust and investment management, brokerage, venture capital, investment and merchant banking, equipment leasing and data processing activities.

"The Corporation" is defined as the parent company only. "BANC ONE" is defined as the Corporation and all significant majority-owned subsidiaries. The consolidated financial statements include the accounts of the Corporation and all significant majority-owned subsidiaries (affiliates). See Note 2 for information relative to acquisitions. Significant intercompany transactions have been eliminated.

For purposes of comparability, certain prior period amounts have been reclassified to conform with current year presentation. The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

LOANS HELD FOR SALE

Certain loan receivables are classified as held for sale because management does not intend to hold such loans until maturity or sales of the loans are pending. Such loans are carried at the lower of aggregate cost or fair value by type of loan. Losses, if any, are recorded in noninterest income, based on the difference between the fair value (estimated sales proceeds) and aggregate cost.

SECURITIES

Securities that management has both the positive intent and ability to hold to maturity are classified as securities held to maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available for sale and carried at fair value with any adjustments to fair value, after tax, reported as a separate component of stockholders' equity. Securities purchased for trading purposes are held in the trading portfolio at market value, with market adjustments included in noninterest income.

Venture capital investments held by qualifying investment companies are carried at fair value with changes in fair value recognized in noninterest income. The fair value of publicly traded investments takes into account their quoted market prices with adjustments made for market liquidity or sale restrictions. For

                     BANC ONE CORPORATION and Subsidiaries
securities that are not publicly traded, estimates of fair value are further adjusted based upon review of the investee's financial results, condition and prospects.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported using the interest method. Gains and losses on sales of securities are recorded on the trade date and are calculated based on the security with the highest cost unless specific securities are identified.

LOANS

Loans are reported at the principal amount outstanding, net of unearned income. Income earned is recognized principally on the accrual method of accounting. Unearned income, which includes deferred fees, net of deferred direct incremental loan origination costs, is amortized to interest income over the contractual life of the loan using the interest method or the straight-line method if not materially different. Loan origination fees and costs on demand loans are deferred and amortized into interest income on a straight-line basis over a period which is consistent with the understanding between BANC ONE and the borrower or, if no understanding exists, over the estimated loan term. Loan origination fees and costs on credit card and other revolving loans are deferred and amortized into interest income using a straight-line method over one year.

Commercial loans are placed on nonaccrual at the time the loan is 90 days delinquent unless the credit is well collateralized and in process of collection. Residential real estate loans are placed on nonaccrual at the time the loan is 120 days delinquent. Credit card loans, other uncollateralized personal credit lines and consumer loans are charged off no later than 180 days delinquent.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are reasonably assured of repayment within a reasonable time frame and when the borrower has demonstrated payment performance.

LEASES

The leasing operations consist of the leasing of automobiles (carried in consumer loans) and various types of equipment under leases principally classified as direct financing leases. Interest, net of initial direct costs, is deferred and reported as income in decreasing amounts over the term of the lease so as to provide a constant yield on the outstanding principal balance. Leases are charged-off at the earlier of 180 days delinquent for consumer leases and 120 days delinquent for equipment leases or when collection of principal or interest is in doubt.

PROVISION FOR CREDIT LOSSES

The provision for credit losses charged to expense is based upon management assessment of current and historical loss experience, loan portfolio trends, prevailing economic and business conditions, specific loan review and other relevant factors. In management's opinion, the provision is sufficient to maintain the allowance for credit losses at a level that adequately provides for potential losses.

LOAN SECURITIZATIONS

BANC ONE actively packages and sells loans receivables, primarily credit card receivables, as securities to investors. From these securitizations, BANC ONE receives (1) a fee for servicing the loans and (2) net interest revenues generated by the loans which are in excess of the interest due investors and net credit losses. Fees which are received in excess of the contractual servicing rate as well as the excess net interest revenue are considered financial assets, effectively interest-only strips.


                     BANC ONE CORPORATION and Subsidiaries

Certain estimates are inherent in determining the fair value of the interest-only strip, including interest rates, charge-offs and receivable lives. These estimates and assumptions are subject to change in the future.

When loans are securitized, the interest-only strip described above and a corresponding initial gain on the sale of the receivables are recorded, the loans are removed from the balance sheet, and amounts that would have previously been reported as net interest income and provision for credit losses are instead reported as noninterest income in loan processing and servicing income.

MORTGAGE BANKING ACTIVITIES

Mortgage servicing assets are recognized as separate assets when servicing rights are acquired through purchase or retained in a sale or securitization of the assets being serviced. Capitalized mortgage servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying mortgage loans. Capitalized mortgage servicing rights are evaluated for impairment based on the fair value of those rights.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded primarily using the straight-line method over the estimated useful lives of the assets. Upon the sale or other disposal of assets, the cost and related accumulated depreciation are written off and the resulting gain or loss is recognized. Maintenance and repairs are charged to expense as incurred, while renewals and betterments are capitalized. Software costs for internally developed systems are expensed as incurred. Software costs related to externally developed systems are capitalized and include systems intended for internal and external use.

OTHER REAL ESTATE OWNED

Other real estate owned primarily represents properties acquired by the Corporation's affiliates through customer loan default and owned properties no longer used in the banking business. The real estate acquired through foreclosure is stated at an amount equal to the lesser of the loan balance prior to foreclosure, plus certain costs incurred for improvements to the property, or fair value less estimated selling costs of the property.

PURCHASE METHOD OF ACCOUNTING

Net assets of organizations acquired in purchase transactions are recorded at fair value at date of acquisition. The excess of cost over net assets of affiliates purchased (goodwill) is amortized using the straight-line and accelerated methods over the estimated periods benefited with terms generally ranging from five to 40 years. Core deposits and other identifiable intangible assets are typically amortized on an accelerated basis over the period of benefit. Intangible assets are periodically reviewed for possible impairment.

OFF-BALANCE SHEET ACTIVITIES

BANC ONE uses a variety of off-balance sheet financial instruments as part of its interest rate risk management strategy and in its customer service and trading activities. The most frequently used off-balance sheet financial instruments are various types of interest rate swaps. However, interest rate floors, options, swap options, caps, forward rate agreements and currency swaps are also utilized. Off-balance sheet financial instruments are typically classified as synthetic alterations or anticipatory hedges. The criteria that must be satisfied for each of these methods is as follows:

Synthetic Alteration -- (1) the asset or liability to be converted creates exposure to interest rate risk; (2) the off-balance sheet financial instrument is designated and effective as a synthetic alteration of the balance sheet item;
(3) the start date of the


                     BANC ONE CORPORATION and Subsidiaries
off-balance sheet financial instrument does not extend beyond that point in time at which it is believed that modeling systems produce reliable interest rate sensitivity information; and (4) the related balance sheet item, from trade date to final maturity, has sufficient balances for alteration. If the initial assignment is changed, or should sufficient balances not be available, the excess portion of the off-balance sheet financial instrument must be recorded at fair value.

Anticipatory Hedge -- (1) the transaction to be hedged creates exposure to interest rate risk; (2) the off-balance sheet financial instrument acts to reduce the interest rate risk by moving closer to being insensitive to interest rate changes; (3) the off-balance sheet financial instrument is designated and effective as a hedge of the transaction; (4) the significant characteristics and expected terms of the anticipated transaction are identified; and (5) it is probable that the anticipated transaction will occur.

Accrual accounting is applied for off-balance sheet financial instruments classified as described above and income and expense are recorded in the same category as that of the related balance sheet item. The related balance sheet item is generally a pool of similar products. Fees related to these off-balance sheet financial instruments are amortized on the straight-line method over the life of the related balance sheet item. If the balance of the related balance sheet item falls below that of the related off-balance sheet financial instrument, the excess portion of the off-balance sheet financial instrument is recorded at fair value and the resulting gain or loss included in income as applicable. If an off-balance sheet financial instrument is terminated, the gain or loss is deferred and amortized over the remaining life of the off-balance sheet financial instrument. If an off-balance sheet financial instrument is terminated due to the sale or liquidation of the related balance sheet item, the gain or loss is recognized to noninterest income in the period in which the off-balance sheet financial instrument is terminated.

Off-balance sheet financial instruments that do not satisfy the criteria above, including those used in trading activities and anticipatory hedges where the anticipated transaction is no longer likely to occur, are carried at fair value. Any changes in fair value are recognized in noninterest income.

INVESTMENT IN MAJORITY-OWNED AFFILIATES
(Parent Company Only)

The Corporation's investment in affiliates represents the total equity of majority-owned consolidated subsidiaries, using the equity method of accounting.

INCOME TAXES

Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

STATEMENT OF CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

STOCK-BASED COMPENSATION

BANC ONE applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and related interpretations in accounting for its stock-based compensation plans. In 1995, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" which is effective for fiscal years beginning after December 15, 1995. Under SFAS No. 123, companies may elect to recognize stock-based compensation expense based on the fair value of the awards or continue to account for stock-based compensation under APB No. 25. BANC ONE has elected to continue to apply the provisions of APB No. 25.


                     BANC ONE CORPORATION and Subsidiaries

STOCK DIVIDEND

All per share and average share information has been restated for the 10% common stock dividend payable February 26, 1998 to shareholders of record on February 12, 1998.

NEW ACCOUNTING PRONOUNCEMENTS

Effective January 1, 1997, BANC ONE adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 125 requires that after a transfer of financial assets, an entity must recognize the financial and servicing assets controlled and liabilities incurred and derecognize financial assets and liabilities in which control is surrendered or when debt is extinguished. The impact on BANC ONE's consolidated financial position and results of operations was not material.

In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 deferred the effective date of SFAS No. 125 related to transfers of financial assets occurring after December 31, 1997, specifically, such transfers involving repurchase agreements, dollar-rolls, securities lending and similar transactions. BANC ONE will adopt SFAS No. 127 as required. The adoption of SFAS No. 127 is not expected to have a material impact on BANC ONE's consolidated statement of position or results of operations.

Effective December 31, 1997, BANC ONE adopted SFAS No. 128, "Earnings Per Share". The Statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. All reported prior period earnings per share information has been restated in accordance with SFAS No. 128.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". This Statement establishes standards for reporting and display of comprehensive income in a full set of general-purpose financial statements. BANC ONE will be required to adopt this Statement as of January 1, 1998. If BANC ONE had adopted this Statement as of January 1, 1996, comprehensive income for the years ended December 31, 1997 and 1996 would have been $1.4 billion and $1.6 billion, respectively.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires certain disclosures about an entity's operating segments in annual and interim financial reports. It also requires certain related disclosures about products and services, geographic areas and major customers. The segment and other information disclosures are required for the year ended December 31, 1998. BANC ONE expects to report the following lines of business in its segment disclosures once SFAS No. 131 is adopted: the Banc One Commercial Banking Group, the Banc One Retail Banking Group, First USA, the Finance One Group and the Banc One Capital Holdings Group.


                     BANC ONE CORPORATION and Subsidiaries

NOTE 2    ACQUISITIONS

COMPLETED ACQUISITIONS

On June 27, 1997, the Corporation completed its acquisition of First USA, Inc. ("First USA"), located in Dallas, Texas. The Corporation issued 163 million shares of the Corporation's common stock for all the outstanding common stock of First USA in a tax-free exchange. First USA, a financial service company specializing in the credit card business, had $24.6 billion in managed credit card receivables and 17.8 million cardholders at June 27, 1997, compared with $22.2 billion in managed credit card receivables and 15.9 million card holders at December 31, 1996. First USA had total assets of $10.9 billion and $10.3 billion at June 27, 1997 and December 31, 1996, respectively, and stockholders' equity of $1.2 billion at both June 27, 1997 and December 31, 1996. The acquisition was accounted for as a pooling of interests and therefore, these consolidated financial statements have been restated for all periods presented to include the results of operations, financial position and changes in cash flows of First USA. First USA had a June 30 fiscal year-end and, therefore, adjustments have been made to conform First USA's year-end to BANC ONE's calendar year-end. These adjustments did not have a material impact on the consolidated financial statements.

The following tables set forth the separate results of operations for BANC ONE and First USA for the periods indicated:


                                                                                YEAR ENDED DECEMBER 31,
                                                  SIX MONTHS ENDED           ------------------------------
$(millions)                                        JUNE 30, 1997               1996                 1995
-----------------------------------------------------------------------------------------------------------
Revenue:
  BANC ONE                                            $5,428.0               $10,272.4            $ 8,970.9
  First USA                                              893.6                 1,826.7              1,392.4
                                                      --------               ---------            ---------
                                                      $6,321.6               $12,099.1            $10,363.3
                                                      ========               =========            =========
Net income:
  BANC ONE                                            $  526.7               $ 1,426.5            $ 1,277.9
  First USA                                             (129.0)                  246.3                167.3
                                                      --------               ---------            ---------
                                                      $  397.7               $ 1,672.8            $ 1,445.2
                                                      ========               =========            =========


On June 1, 1997, the Corporation acquired all of the outstanding shares of Liberty Bancorp, Inc. (Liberty), a multi-bank holding company headquartered in Oklahoma City, Oklahoma, in exchange for 11.9 million shares of the Corporation's common stock valued at $483.2 million. The acquisition was accounted for as a purchase. Excess cost over net assets purchased of $266.7 million was recognized during 1997 and is being amortized over 25 years using the straight-line method. Liberty had $2.9 billion in assets at May 31, 1997, and 29 banking offices located primarily in Oklahoma City and Tulsa. No effects of this acquisition are included in the financial statements prior to the date of purchase and the pro forma effect on prior periods results of operations is not significant.

                     BANC ONE CORPORATION and Subsidiaries

On January 2, 1996, the Corporation acquired all of the outstanding shares of Premier Bancorp, Inc. ("Premier") of Baton Rouge, Louisiana, in exchange for 24 million shares of the Corporation's common stock valued at $711 million. The acquisition was accounted for as a purchase. Goodwill of $263 million was recognized and is being amortized over 25 years using the straight-line method. Premier had assets of $6.3 billion at December 31, 1995. No effects of this acquisition are included in the financial statements prior to the date of purchase. The pro forma effect on results of operations is not significant.

PENDING ACQUISITION

On October 20, 1997, the Corporation entered into an agreement providing for the acquisition of First Commerce Corporation ("First Commerce"), a multi-bank holding company headquartered in New Orleans, Louisiana, with approximately $9.5 billion in assets at December 31, 1997. Terms of the agreement call for First Commerce shareholders to receive 1.408 shares (adjusted for the 10% common stock dividend) of the Corporation's common stock for each share of First Commerce common stock. The value of the transaction is approximately $2.7 billion based on the Corporation's closing share price on December 31, 1997. The transaction, subject to regulatory and First Commerce shareholder approval, is expected to be completed during the second quarter of 1998 and will be accounted for as a pooling of interests. The pro forma effect on results of operations is not significant.

NOTE 3    RESTRUCTURING CHARGES AND MERGER-RELATED COSTS

In connection with the First USA merger and other strategic initiatives, BANC ONE identified one-time restructuring charges and merger-related costs of $467.4 million ($328.8 million after tax), of which $337.3 million was recorded as a restructuring charge and $130.1 million was recorded as additional provision for credit losses.

The restructuring charge associated with the First USA merger totaled $240.9 million and consisted of: employee benefits, severance and stock option vesting costs; professional services costs; premiums to redeem preferred securities of subsidiary trust; asset-related write-downs and other merger-related costs.

The remaining $96.4 million restructuring charge related to costs associated with strategic initiatives to streamline the retail center delivery structure by consolidating approximately 200 banking centers over the next 12 months and the termination of the development of the Strategic Banking System, a retail banking system.

The $130.1 million additional provision for credit losses primarily reflects the reclassification of $2.0 billion of credit card loans previously classified as held for sale to the loan and lease portfolio in connection with the effort to consolidate the BANC ONE and First USA credit card master trusts, as well as an additional provision to align the credit card charge-off policies of BANC ONE and First USA.

At December 31, 1997, the remaining restructuring reserve was not significant.


                     BANC ONE CORPORATION and Subsidiaries

NOTE 4    SECURITIES

The amortized cost and estimated fair value of available-for-sale and held-to-maturity securities and the related unrealized holding gains and losses were as follows:

                                                                  1997
                                             -----------------------------------------------
                                                           GROSS        GROSS
                                             AMORTIZED   UNREALIZED   UNREALIZED     FAIR
$(millions) December 31,                       COST        GAINS        LOSSES       VALUE
--------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY
Tax-exempt                                   $   449.4   $     26.3   $      5.6   $   470.1
All other                                        335.9          3.3          9.2       330.0
                                             ---------   ----------   ----------   ---------
   Total securities held to maturity         $   785.3   $     29.6   $     14.8   $   800.1
                                             =========   ==========   ==========   =========
SECURITIES AVAILABLE FOR SALE (1)
United States Treasury and federal agencies  $ 3,910.6   $     60.8   $     13.1   $ 3,958.3
Mortgage and asset-backed securities:
 Government                                    6,527.8        112.0         30.4     6,609.4
 Other                                         1,756.5          8.7         18.9     1,746.3
Tax-exempt and other                           2,135.1         19.4           .6     2,153.9
                                             ---------   ----------   ----------   ---------
   Total securities available for sale       $14,330.0   $    200.9   $     63.0   $14,467.9
                                             =========   ==========   ==========   =========


                                                                       1996
                                              -----------------------------------------------
                                                            GROSS        GROSS
                                              AMORTIZED   UNREALIZED   UNREALIZED     FAIR
$(millions) December 31,                        COST        GAINS        LOSSES       VALUE
---------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY
Tax-exempt                                    $   685.4   $     34.4   $      5.7   $   714.1
All other                                       3,712.5         12.3          9.5     3,715.3
                                              ---------   ----------   ----------   ---------
   Total securities held to maturity          $ 4,397.9   $     46.7   $     15.2   $ 4,429.4
                                              =========   ==========   ==========   =========
SECURITIES AVAILABLE FOR SALE (1)
United States Treasury and federal agencies   $ 4,334.9   $      7.8         30.3   $ 4,312.4
Mortgage and asset-backed securities:
 Government                                     6,729.9         83.4         21.5     6,791.8
 Other                                          2,074.4         11.1         29.2     2,056.3
Tax-exempt and other                            1,563.8         13.5          4.0     1,573.3
                                              ---------   ----------   ----------   ---------
   Total securities available for sale        $14,703.0   $    115.8   $     85.0   $14,733.8
                                              =========   ==========   ==========   =========

(1) Includes trading securities carried at fair value of $1.0 billion and $549 million at December 31, 1997 and 1996, respectively.


The amortized cost, estimated fair value, and average yield at December 31, 1997 of the Corporation's available-for-sale and held-to-maturity securities by contractual maturity dates are presented in the following table:


                          SECURITIES AVAILABLE FOR SALE(1)(2)(3)      SECURITIES HELD TO MATURITY(1)(2)(3)
                          ---------------------------------------     ------------------------------------
$(millions)                AMORTIZED        FAIR         AVERAGE       AMORTIZED       FAIR       AVERAGE
DECEMBER 31,                 COST           VALUE         YIELD          COST         VALUE        YIELD
----------------------------------------------------------------------------------------------------------
Due in one year or less    $ 2,182.6      $ 2,178.0         5.59%        $295.9       $298.2         6.77%
Due after one year
  through five years         2,407.0        2,424.9         5.78          314.8        330.5         6.64
Due after five years
  through ten years          2,491.7        2,545.2         6.25           74.6         72.2         6.88
Due after ten years          7,248.7        7,319.8         7.03          100.0         99.2         7.41
                           ---------      ---------      -------         ------       ------      -------
Total securities           $14,330.0      $14,467.9         6.46%        $785.3       $800.1         6.81%
                           =========      =========      =======         ======       ======      =======

(1) Reflects estimated maturity.
(2) Weighted average yields for both held-to-maturity and available-for-sale securities are based on amortized historical cost.
(3) Securities not due at a single maturity date are allocated based on weighted average lives.

The proceeds, gross realized gains and gross realized losses from sales of available-for-sale securities were as follows:


                                    GROSS      GROSS
$(millions)                        REALIZED   REALIZED
December 31,           PROCEEDS     GAINS      LOSSES
------------------------------------------------------
1997                   $11,013.4   $  102.5   $   46.0
1996                     3,446.6      119.5       26.7
1995                   $ 2,566.0   $   44.0   $   21.0

In connection with the First USA merger, due to the asset-liability characteristics of the combined entity, $3.6 billion of securities were reclassified from the held-to-maturity portfolio to the available-for-sale portfolio. The net unrealized gain associated with this transfer totaled $.6 million.

                     BANC ONE CORPORATION and Subsidiaries

NOTE 5  LOANS AND LEASES

The composition of the loan and lease portfolio at December 31, 1997 and 1996 is summarized as follows:

$(millions)                 1997        1996
-----------------------------------------------
COMMERCIAL:
  Commercial              $22,446.0   $20,232.2
  Real estate:
    Construction            3,808.1     3,602.0
    Other                   5,601.4     6,429.4
  Lease financing (1)       2,767.3     2,326.5
                          ---------   ---------
    Total commercial
      loans                34,622.8    32,590.1

CONSUMER:
  Residential real
    estate                  7,189.4     6,500.9
  Home equity               9,488.0     7,416.1
  Indirect                  7,683.4     9,224.7
  Auto lease                6,748.6     4,317.3
  Student                   1,831.8     1,919.4
  Other                     3,984.8     3,997.7
                          ---------   ---------
    Total consumer
      loans (2)            36,926.0    33,376.1

CREDIT CARD                10,504.0    13,423.5
                          ---------   ---------
Total loans and leases     82,052.8    79,389.7
LESS: ALLOWANCE FOR
  CREDIT LOSSES             1,325.9     1,197.7
                          ---------   ---------
TOTAL LOANS AND LEASES,
  NET                     $80,726.9   $78,192.0
                          =========   =========


(1) Net of unearned income of $872.5 and $657.8 at December 31, 1997 and 1996, respectively
(2) Net of unearned income of $1,141.2 and $725.5 at December 31, 1997 and 1996, respectively


In the normal course of business, BANC ONE issues commitments to extend credit, standby letters of credit, and commercial and other letters of credit to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The following table summarizes BANC ONE's commitments at December 31, 1997 and 1996:


$(billions)                 1997       1996
--------------------------------------------
Commitments to extend
  credit                   $169.9     $147.8
Standby and other
  letters of credit           4.6        3.3


Commitments to extend credit are agreements to lend to a customer provided there is not a violation of any condition established in the contract. Non-credit card commitments generally have fixed expiration dates, may require payment of a fee and contain termination and other clauses that provide for relief from funding in the event that there is a significant deterioration in the credit quality of the customer. Since many of the commitments are expected to or typically expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The exposure to credit loss in the event of nonperformance by the other party to these commitments is represented by the contractual amount. The same credit policies are applied in making commitments for on-balance sheet instruments, mainly by evaluating each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. The collateral varies, but may include residential real estate, accounts receivable, inventories, investments, property, plant and equipment and income-producing commercial properties.

Letters of credit are conditional commitments guaranteeing payment on drafts drawn in accordance with the terms of the documents. Commercial letters of credit are used to facilitate trade or commerce with the drafts being drawn when the underlying transaction is consummated. Standby letters of credit guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in making loan commitments to customers. BANC ONE uses the same credit policies in providing these conditional obligations as it does for on-balance sheet instruments. Collateral for those commitments, when deemed necessary, varies but may include accounts receivable, inventories, investments and real estate.

BANC ONE has entered into several loan securitizations. The risk associated with these transactions is limited to certain on-balance sheet receivables related to credit enhancements (approximately

                     BANC ONE CORPORATION and Subsidiaries

$768.4 million at December 31, 1997). The remaining market and credit risks are transferred to the investors and the third-party institutions providing credit enhancement.

Mortgage loans serviced for others approximated $16.3 billion and $22.5 billion at December 31, 1997 and 1996, respectively.

NOTE 6  ALLOWANCE FOR CREDIT LOSSES

The following summarizes activity in the allowance for credit losses for the years ended December 31, 1997, 1996 and 1995.

$(millions)                                             1997            1996            1995
-------------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF PERIOD                          $1,197.7        $1,008.0        $  963.2
Allowances associated with acquisitions and other         37.9            66.6            (3.9)
Provision for credit losses                            1,211.1           942.7           526.1
Total charge-offs and recoveries:
  Total charge-offs                                   (1,422.6)       (1,066.0)         (677.9)
  Recoveries                                             301.8           246.4           200.5
                                                      --------        --------        --------
Net charge-offs                                       (1,120.8)         (819.6)         (477.4)
                                                      --------        --------        --------
BALANCE, END OF PERIOD                                $1,325.9        $1,197.7        $1,008.0
                                                      ========        ========        ========

The provision for credit losses charged to expense is based upon credit loss experience and an evaluation of potential losses in the current loan and lease portfolio, including the evaluation of impaired loans under SFAS Nos. 114 and 118 (collectively, SFAS No. 114), "Accounting by Creditors for Impairment of a Loan" and "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures". All nonaccrual loans on which a specific reserve calculation is required and significant troubled debt restructurings are considered impaired. Impairment is primarily measured based on the fair value of the loan's collateral. Impairment losses are included in the provision for credit losses. Loans collectively evaluated for impairment include certain smaller balance commercial loans, consumer loans, residential real estate loans and credit card loans. SFAS No. 114 does not apply to these large groups of smaller balance homogeneous loans that are collectively evaluated for impairment.

The following tables summarize impaired loan information at December 31, 1997 and 1996.


$(millions)                      1997     1996
-----------------------------------------------
Impaired loans with related
  allowance                     $108.3   $109.8
Impaired loans with no related
  allowance(1)                   123.9     79.2
                                ------   ------
Total impaired loans            $232.2   $189.0
                                ======   ======
Allowance on impaired loans     $ 34.8   $ 33.1

(1) Impaired loans for which the discounted cash flows, collateral value or market price equals or exceeds the carrying value of the loan do not require an allowance under SFAS No. 114.


$(millions)              1997     1996     1995
------------------------------------------------
Average impaired loans  $215.9   $210.1   $190.8
Interest income
  recognized on
  impaired loans           4.3      5.2      3.9
Cash basis interest
  income recognized on
  impaired loans           4.3      5.1      3.4


Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is fully assured, in which case interest is recognized on the cash basis. Interest may be recognized on the accrual basis for certain troubled debt restructurings which are included in the impaired loan data above.
                     BANC ONE CORPORATION and Subsidiaries

NOTE 7  BANK PREMISES, EQUIPMENT AND LEASES

The major categories of bank premises and equipment and accumulated depreciation at December 31, 1997 and 1996, are summarized as follows:


$(millions)                    1997       1996
------------------------------------------------
Land                         $  229.8   $  220.2
Building                      1,366.7    1,252.8
Equipment                     2,143.0    1,873.7
Leasehold improvements          352.2      328.7
                             --------   --------
                              4,091.7    3,675.4
Less accumulated
  depreciation and
  amortization                2,209.5    1,876.2
                             --------   --------
Bank premises and
  equipment, net             $1,882.2   $1,799.2
                             ========   ========

As of December 31, 1997, the future minimum rental payments required under noncancelable operating leases with initial terms in excess of one year are $170.9 million, $145.5 million, $111.3 million, $93.0 million and $74.5 million for each of the years 1998 through 2002, respectively, and $368.4 million thereafter. Rental expense under operating leases approximated $193.4 million in 1997, $182.9 million in 1996 and $170.2 million in 1995.

NOTE 8  SHORT-TERM BORROWINGS

Information pertaining to short-term borrowings for 1997, 1996 and 1995, is summarized as follows:


                                    FEDERAL
                                     FUNDS        REPURCHASE     COMMERCIAL       BANK
$(millions)                       PURCHASED(1)   AGREEMENTS(1)    PAPER(2)      NOTES(3)     OTHER(4)
-------------------------------------------------------------------------------------------------------
1997:
Balance end of year                 $5,729.2         $4,979.0      $  417.3     $1,942.8     $  735.6
Highest month-end balance            6,725.3          5,927.5       1,935.3      3,719.2      1,803.5
Average daily balance                5,514.7          4,886.6       1,409.1      2,944.9        871.5
Weighted average interest rate:
 As of year-end                         6.35%            4.89%         6.08%        5.75%        5.60%
 Paid during year                       5.63             4.98          5.60         5.97         5.79

1996:
Balance end of year                 $7,009.2         $5,849.3      $1,683.8     $2,783.9     $  999.2
Highest month-end balance            7,134.5          5,849.3       1,754.1      3,487.8      1,660.6
Average daily balance                6,182.5          4,615.4       1,281.4      2,711.7        581.4
Weighted average interest rate:
 As of year-end                         6.00%            5.01%         5.40%        5.45%        5.13%
 Paid during year                       5.48             4.75          5.32         5.43         5.22

1995:
Balance end of year                 $5,528.3         $3,031.1      $  652.8     $2,762.6     $  503.7
Highest month-end balance            6,067.6          4,458.3       1,469.5      2,978.6      1,488.6
Average daily balance                4,406.0          3,154.1       1,278.6      2,144.4        583.2
Weighted average interest rate:
 As of year-end                         5.69%            4.91%         5.72%        5.92%        5.37%
 Paid during year                       5.98             4.98          6.16         5.89         5.56

(1) Federal funds purchased and repurchase agreements represent primarily overnight borrowings.
(2) The commercial paper of the Corporation and certain affiliates is supported by a $2 billion line of credit to the Corporation maturing in the year 2000 with unaffiliated banks carrying an annual commitment fee of .08%.
(3) Bank notes have both fixed and variable interest rates with maturities of approximately one year.
(4) Other includes demand notes payable -- U.S. Treasury and other notes.



                     BANC ONE CORPORATION and Subsidiaries

NOTE 9  LONG-TERM BORROWINGS

Long-term borrowings are as follows:


                                                                                    DECEMBER 31,
                                         MATURITY     STATED      EFFECTIVE     --------------------
$(millions)                                DATE        RATE       RATE (1)        1997        1996
----------------------------------------------------------------------------------------------------
Corporation:  Subordinated notes (2)       2002           7.25%         6.95%   $   347.0   $  348.5
              Subordinated notes (2)       2003           8.74          8.13        169.9      170.0
              Subordinated notes (2)       2005           7.00          6.21        296.7      298.4
              Subordinated notes (2)       2007           7.60          6.22        397.3
              Subordinated notes (2)       2009           9.88         10.11        195.3      196.5
              Subordinated notes (2)       2010          10.00         10.25        197.5      197.7
              Subordinated notes (2)       2025           7.75          6.54        294.3      297.1
              Subordinated notes (2)       2026           7.63          6.72        491.4      496.0
              Subordinated notes (2)       2027           8.00          6.54        489.6
              Medium term notes          1999-2000   5.85-6.85     5.46-6.12      1,363.4
              Medium term notes          2001-2002   5.97-7.00     5.78-6.20        618.1
              Redeemable preferred
              securities (3)               2027           9.33          9.33          7.0      200.0

Affiliates:   Subordinated notes           2002           7.38          5.78        148.7      149.3
              Subordinated notes           2003      6.63-7.65     6.03-7.52        451.4      453.8
              Subordinated notes           2005           6.00          6.51        148.3      149.0
              Bank notes                   1997            n/a(4)         n/a(4)             1,035.0
              Bank notes                   1998      5.49-8.20     5.49-8.21      2,804.4    1,420.0
              Bank notes                   1999      5.70-6.58     5.70-6.61      1,493.4      684.0
              Bank notes                   2000      6.07-6.13     6.07-6.13         89.8
              Bank notes                   2001      5.82-7.24     5.93-7.24        518.4      518.7
              Bank notes                   2004           6.04          6.04         19.9
              Bank notes                   2006           6.50          5.90         49.9       49.9
              Capital leases and other    Various      Various       Various        474.7      163.9
                                                                                ---------   --------
              Total                                                             $11,066.4   $6,827.8
                                                                                =========   ========

(1) The effective rate includes amortization of premium or discount. Interest rate swap agreements have been entered into that have altered the stated interest rate for certain of the borrowings to variable interest rates. The effective rates include the impact of these swap agreements at December 31, 1997. The terms to maturity of the swaps are shorter than or equal to the altered borrowings.
(2) The notes are not subject to redemption and impose certain limitations relating to funded debt, liens and the sale or issuance of capital stock of significant bank subsidiaries.
(3) These notes are redeemable preferred securities of a subsidiary trust holding solely subordinated debentures of the Corporation. In June 1997, the Corporation paid a premium of $36 million to redeem $193 million of these securities.
(4) Not applicable


Aggregate annual repayments of long-term debt at December 31, 1997, were as follows:


$(millions)                                     CORPORATION      BANC ONE(1)        TOTAL
-------------------------------------------------------------------------------------------
1998                                                              $3,036.4        $ 3,036.4
1999                                             $  715.0          1,409.3          2,124.3
2000                                                648.4            215.6            864.0
2001                                                344.1            537.2            881.3
2002                                                621.0            161.8            782.8
Thereafter                                        2,539.0            838.6          3,377.6
                                                 --------         --------        ---------
                                                 $4,867.5         $6,198.9        $11,066.4
                                                 ========         ========        =========

(1) BANC ONE affiliates, excluding the Corporation.




                     BANC ONE CORPORATION and Subsidiaries

NOTE 10  STOCK DIVIDENDS AND CONVERTIBLE PREFERRED STOCK

On January 20, 1998 and January 23, 1996, the Corporation declared 10% common stock dividends to shareholders of record on February 12, 1998 and February 21, 1996, respectively. Accordingly, all common stock share data have been adjusted to include the effect of the stock dividends.

On January 20, 1998, the Corporation elected to redeem all of the shares of BANC ONE's Series C Convertible Preferred stock on April 16, 1998 at the redemption price of $51.05 per share plus the amount of any dividends accrued and unpaid. Each of the Series C preferred shares can be converted into 2.121880 shares of the Corporation's common stock and provides for cumulative quarterly dividends at an annual rate of $3.50 per share. The Series C preferred shares have a stated liquidation value of $50 per share plus an amount per share equal to all dividends cumulating or accrued and unpaid thereon to the date of such liquidation. The Series C preferred shares were redeemable by BANC ONE beginning April 15, 1995 at an initial call price of $52.10 per share, declining to $50.00 per share on and after March 31, 2001. The redemption price was $51.40 for 1997.

First USA had 5.75 million shares of 6 1/4% mandatory convertible preferred stock, $.01 par value, at December 31, 1996. Dividends at an annual rate of $1.99 per share on the preferred stock were cumulative and payable quarterly in arrears. The preferred stock had a liquidation value of $31.875 per share and was convertible into .833 shares of First USA common stock. First USA's preferred stock was redeemed by First USA on and as of May 2, 1997. All shares of First USA stock were converted into BANC ONE common stock in connection with the acquisition on June 27, 1997.

NOTE 11  DIVIDEND AND CAPITAL RESTRICTIONS

Payment of dividends by bank affiliates and certain other nonbank affiliates is subject to various federal and/or state regulatory restrictions. The amount of dividends available from nonbank affiliates that are subject to dividend restrictions is regulated by the governing agency to which they report. At December 31, 1997, $609.5 million of the total stockholders' equity of banking affiliates was available for payment of dividends without approval by the applicable regulatory authority.

BANC ONE and its affiliated banks are subject to various regulatory capital requirements administered by the federal banking agencies. Pursuant to federal holding company and bank regulations, BANC ONE and each bank affiliate is assigned to a capital category. The assigned capital category is largely determined by the three ratios that are calculated in accordance with specific instructions included in the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. To be categorized as well-capitalized, each entity must maintain total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios of 10.0%, 6.0% and 5.0%, respectively. However, the capital category assigned to an entity can also be affected by qualitative judgments made by such entity's primary regulatory agency about the risks inherent in that entity's activities that are not reflected in the calculated ratios.

There are five capital categories defined in the regulations: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Classification of an

                     BANC ONE CORPORATION and Subsidiaries
affiliate bank in any of the under-capitalized categories can result in certain mandatory and possibly additional discretionary actions by regulators that could have a material effect on a bank's operations. As of December 31, 1997, BANC ONE and each of its affiliate banks were categorized as well-capitalized and met all capital adequacy requirements to which each respective entity is subject. There are no conditions or events since December 31, 1997 that management believes have changed any entity's capital category.

The actual and required capital amounts and ratios for BANC ONE and certain significant banking affiliates are presented in the tables below:

                                                                       TO BE CATEGORIZED
                                                                           ADEQUATELY
                                                      ACTUAL              CAPITALIZED
                                                -------------------    ------------------
           As of December 31, 1997               CAPITAL    CAPITAL    CAPITAL    CAPITAL
                 $(millions)                     AMOUNT      RATIO      AMOUNT     RATIO
-----------------------------------------------------------------------------------------
TOTAL RISK ADJUSTED CAPITAL (TO RISK WEIGHTED
  ASSETS):
BANC ONE CORPORATION (consolidated)             $13,409.3    13.11%   $8,184.8     8.00%
Bank One, NA                                      2,688.2    10.62     2,025.5     8.00
Bank One, Arizona, NA                             1,408.7    10.78     1,045.0     8.00
Bank One, Texas, NA                               2,347.5    11.41     1,646.2     8.00
First USA Bank                                    1,382.3    13.11       843.6     8.00
TIER I CAPITAL (TO RISK WEIGHTED ASSETS):
BANC ONE CORPORATION (consolidated)               8,700.5     8.50     4,092.4     4.00
Bank One, NA                                      1,695.3     6.70     1,012.7     4.00
Bank One, Arizona, NA                               883.2     6.76       522.5     4.00
Bank One, Texas, NA                               1,507.2     7.32       823.1     4.00
First USA Bank                                    1,106.3    10.49       421.8     4.00
TIER I LEVERAGE (TO AVERAGE ASSETS):
BANC ONE CORPORATION (consolidated)               8,700.5     7.91     4,401.9     4.00
Bank One, NA                                      1,695.3     6.90       982.5     4.00
Bank One, Arizona, NA                               883.2     6.10       579.2     4.00
Bank One, Texas, NA                               1,507.2     6.80       886.9     4.00
First USA Bank                                  $ 1,106.3    12.88%   $  343.6     4.00%

                                                                       TO BE CATEGORIZED
                                                                           ADEQUATELY
                                                      ACTUAL              CAPITALIZED
                                                -------------------    ------------------
           As of December 31, 1996               CAPITAL    CAPITAL    CAPITAL    CAPITAL
                 $(millions)                     AMOUNT      RATIO      AMOUNT     RATIO
-----------------------------------------------------------------------------------------
TOTAL RISK ADJUSTED CAPITAL (TO RISK WEIGHTED
  ASSETS):
BANC ONE CORPORATION (consolidated)             $13,482.2    14.07%   $7,663.1     8.00%
Bank One, Arizona, NA                             1,297.1    10.76       964.8     8.00
Bank One, Texas, NA                               1,645.9    10.46     1,259.2     8.00
First USA Bank                                    1,394.2    23.73       470.1     8.00
TIER I CAPITAL (TO RISK WEIGHTED ASSETS):
BANC ONE CORPORATION (consolidated)               9,556.9     9.98     3,831.5     4.00
Bank One, Arizona, NA                               999.7     8.29       482.4     4.00
Bank One, Texas, NA                               1,502.0     9.54       629.6     4.00
First USA Bank                                    1,170.2    19.91       235.0     4.00
TIER I LEVERAGE (TO AVERAGE ASSETS):
BANC ONE CORPORATION (consolidated)               9,556.9     8.88     4,303.3     4.00
Bank One, Arizona, NA                               999.7     7.25       551.6     4.00
Bank One, Texas, NA                               1,502.0     7.37       815.2     4.00
First USA Bank                                  $ 1,170.2    13.35%   $  350.5     4.00%

                     BANC ONE CORPORATION and Subsidiaries

NOTE 12   INCOME TAXES

The Corporation and its affiliates file a consolidated federal income tax return and income tax expense is apportioned among all affiliates based upon their taxable income or loss and tax credits. The effective income tax rate is below the statutory rate due to the following:

$(millions)                                 1997               1996               1995
--------------------------------------------------------------------------------------------
Statutory tax rate                      $688.9   35.0%     $873.9   35.0%     $760.7   35.0%
Increase (reduction) in tax rate
  resulting from:
  State income taxes, net of federal
    income tax benefit                    41.6    2.1        34.0    1.4        56.4    2.6
  Tax exempt interest                    (53.8)  (2.7)      (54.6)  (2.2)      (50.9)  (2.3)
  Issuance of IRS regulations relating
    to acquisition of troubled
    financial institutions                                                     (22.3)  (1.0)
  Tax credits                            (12.3)   (.6)      (14.3)   (.6)       (8.1)   (.4)
  Other, net                              (1.8)   (.1)      (15.0)   (.6)       (7.5)   (.4)
                                        ------   ----      ------   ----      ------   ----
Actual tax rate                         $662.6   33.7%     $824.0   33.0%     $728.3   33.5%
                                        ======   ====      ======   ====      ======   ====

Components of provision for income taxes follow:

$(millions)                                                    1997           1996           1995
--------------------------------------------------------------------------------------------------
Deferred federal tax                                          $414.6         $180.1         $155.5
Federal amount currently payable                               184.0          591.6          486.1
Deferred state tax                                              49.7            9.2           17.6
State amount currently payable                                  14.3           43.1           69.1
                                                              ------         ------         ------
Total provision                                               $662.6         $824.0         $728.3
                                                              ======         ======         ======

Deferred tax assets and liabilities at December 31, 1997 and 1996 consisted of the following:

$(millions)                    1997       1996
------------------------------------------------
DEFERRED TAX ASSETS:
  Allowance for credit
    losses                   $  481.5   $  446.3
  Accrued liabilities           134.4       86.0
  Other                         159.3       81.7
                             --------   --------
                                775.2      614.0
                             --------   --------
DEFERRED TAX LIABILITIES:
  Leased assets and
    depreciation              1,335.1      959.2
  Unrealized holding
    gain on securities
    available for sale           73.3       10.1
  Securitization income         147.7       77.8
  Other                         291.1      111.4
                             --------   --------
                              1,847.2    1,158.5
                             --------   --------
Net deferred tax liability   $1,072.0   $  544.5
                             ========   ========

Deferred income taxes are determined separately for each taxable entity of BANC ONE in each tax jurisdiction. For each separate tax paying component, all deferred tax assets and liabilities are netted and presented in a single amount, which is included in other assets or other liabilities on the balance sheet, as follows:

$(millions)                   1997      1996
---------------------------------------------
Other liabilities:
  Federal deferred tax
    liabilities             $  956.1   $482.1
  State deferred tax
    liabilities                115.9     62.4
                            --------   ------
Net deferred tax
  liability                 $1,072.0   $544.5
                            ========   ======

Tax benefits of $100.4 million associated with the exercise of employee stock options were allocated to equity in 1997. Amounts allocated to equity in prior years were immaterial.

                     BANC ONE CORPORATION and Subsidiaries

NOTE 13   OFF-BALANCE SHEET ACTIVITIES

The off-balance sheet financial instruments BANC ONE utilizes are primarily interest rate swaps. Interest rate swap agreements generally involve the exchange of fixed and floating rate interest payments without exchange of the underlying notional amount on which interest payments are calculated. Interest rate swap agreements that synthetically alter assets and liabilities are entered into as part of a program to manage the impact of fluctuating interest rates.

The notional amounts of generic swaps do not change during the life of the swap contract. The notional amounts and lives of amortizing swaps change based on certain interest rate indices. Generally, as rates fall, the notional amounts of received fixed amortizing swaps decline more rapidly and, as rates increase, notional amounts decline more slowly. A key assumption in the maturity information in the following table is that future variable rates move as indicated by the forward interest rate curve in existence at December 31, 1997. To the extent that rates move in a fashion other than indicated by the forward interest rate curve, the maturity information will change. Basis swaps are contracts under which amounts are generally received based on LIBOR, typically subject to certain caps and paid based on prime. Accrual of interest on forward starting swaps commences at predetermined future dates.

Purchased caps require the payment of a fee for the right to receive interest payments on the contract notional amount when a floating rate (typically LIBOR) rises above a strike rate. The impact on net interest income is the excess of the floating rate over the strike rate less the periodic amortization of the premium paid.

The notional amounts shown in the following table represent agreed upon amounts on which calculations of interest payments to be exchanged are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated pay and receive amounts on each transaction, which is generally netted and paid or received quarterly, and the ability of the counterparty to perform its payment obligation under the agreement. BANC ONE has very stringent policies governing off-balance sheet financial instrument activities and collateral is typically exchanged with the counterparties to further minimize credit risk. The methods used to determine counterparty and credit lines are formally reviewed and approved annually.

There were $6.8 million and $4.2 million of net deferred items primarily representing premiums and other deferred items paid at December 31, 1997 and 1996, respectively. There were no past due payments, nor were there any reserves for credit losses on off-balance sheet financial instruments, as of these dates. Trading and dealer activities are not material and thus not separately disclosed. The following table reflects the estimated maturities and weighted average fixed and variable rates of off-balance sheet financial instruments by type at December 31, 1997.

                     BANC ONE CORPORATION and Subsidiaries


                                         MATURITIES OF OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
                                                     AT DECEMBER 31, 1997(1)(2)(3)
                       -----------------------------------------------------------------------------------------
                                                                                              2003-
$(millions)                1998          1999         2000         2001         2002          2007         2008+
-------------------------------------------------------------------------------------------------------------------
Receive fixed swaps:
 Notional value        $ 2,322.5     $ 3,375.0     $2,160.0     $2,290.0     $1,975.0     $ 3,554.5     $1,300.0
 Weighted average
  fixed rate received       5.97%         6.47%        6.29%        6.21%        6.78%         6.50%        7.15%
 Weighted average
  variable rate paid        5.87%         5.93%        5.83%        5.87%        5.81%         5.86%        5.82%
Receive fixed
 amortizing swaps:
 Notional value        $   423.1     $    19.0     $  150.1     $     .1
 Weighted average
  fixed rate received       5.59%         7.26%        5.54%        8.11%
 Weighted average
  variable rate paid        5.82%         6.18%        5.98%        5.77%
Pay fixed swaps:
 Notional value        $(1,321.9)    $(1,097.2)    $ (607.7)    $ (359.2)    $ (345.3)    $(1,603.1)    $   (8.7)
 Weighted average
  fixed rate paid           6.13%         6.18%        6.45%        6.12%        6.13%         6.34%        6.47%
 Weighted average
  variable rate
  received                  5.83%         5.87%        5.77%        5.85%        5.88%         5.85%        5.84%
Net receive fixed
 position              $ 1,423.7     $ 2,296.8     $1,702.4     $1,930.9     $1,629.7     $ 1,951.4     $1,291.3
Purchased caps
 Notional value        $ 1,004.3     $      .7     $     .7     $    3.1     $     .6     $     8.3
Basis swaps
 Notional value        $   953.1     $   439.4                  $   50.0                  $   211.0
Other (4)
 Notional value        $ 1,589.0                                $  310.0     $  400.0     $   200.0



                                DECEMBER 31,
                           -----------------------
$(millions)                   1997          1996
--------------------------------------------------
Receive fixed swaps:
 Notional value            $16,977.0     $12,727.3
 Weighted average
  fixed rate received           6.44%         5.90%
 Weighted average
  variable rate paid            5.86%         5.57%
Receive fixed
 amortizing swaps:
 Notional value            $   592.3     $ 2,056.0
 Weighted average
  fixed rate received           5.63%         5.35%
 Weighted average
  variable rate paid            5.87%         5.58%
Pay fixed swaps:
 Notional value            $(5,343.1)    $(2,107.6)
 Weighted average
  fixed rate paid               6.24%         6.36%
 Weighted average
  variable rate
  received                      5.84%         5.61%
Net receive fixed
 position                  $12,226.2     $12,675.7
Purchased caps
 Notional value            $ 1,017.7     $ 4,729.1
Basis swaps
 Notional value            $ 1,653.5     $ 1,972.6
Other (4)
 Notional value            $ 2,499.0     $ 2,055.6


(1) Maturities are based on estimated future interest rates from the forward interest rate curve at December 31, 1997.

(2) Variable receive and pay interest rates are based primarily on three month LIBOR or prime.

(3) Includes trading off-balance sheet financial instruments; however, customer transactions with notional amounts of $2.7 billion and $1.6 billion at December 31, 1997 and 1996, respectively, have been excluded.

(4) Other off-balance sheet financial instruments include forward-starting contracts ($900 million and $1.0 billion at December 31, 1997 and 1996, respectively), futures, forwards and options.

Unrealized gains and losses on off-balance sheet financial instruments at December 31, 1997 and 1996 are summarized as follows:


                                                              NET UNREALIZED GAIN (LOSS)
                                                                  AS OF DECEMBER 31,
                                                              --------------------------
$(millions)                                                    1997               1996
----------------------------------------------------------------------------------------
Receive fixed swaps                                           $280.7             $(27.8)
Receive fixed amortizing swaps                                   (.3)              (6.2)
Pay fixed swaps                                                (31.6)             (12.8)
Purchased caps                                                  (3.4)              (8.0)
Basis swaps                                                     (2.8)              (5.6)
Forward starting and other                                      11.8                9.6
                                                              ------             ------
  Total                                                       $254.4             $(50.8)
                                                              ======             ======


                     BANC ONE CORPORATION and Subsidiaries

NOTE 14   FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table summarizes the estimated fair value of financial instruments at December 31, 1997 and 1996.


                                                  1997                         1996
                                         -----------------------      -----------------------
                                         CARRYING     ESTIMATED       CARRYING     ESTIMATED
$(millions)                               AMOUNT      FAIR VALUE       AMOUNT      FAIR VALUE
---------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
  Cash and short-term investments        $ 8,565.7    $ 8,565.7       $ 7,205.1    $ 7,205.1
  Securities held to maturity                785.3        800.1         4,397.9      4,429.4
  Securities available for sale (1)       14,476.1     14,476.1        14,741.5     14,741.5
  Loans, net (2)                          72,550.4     77,717.4        73,056.0     74,379.0
  Securitization-related assets              520.7        520.7           339.7        339.7

FINANCIAL LIABILITIES:
  Deposits                                77,414.3     77,473.8        74,223.0     74,107.0
  Short-term borrowings                   13,803.9     13,803.9        18,325.4     18,325.4
  Long-term borrowings                    11,066.4     11,474.7         6,827.8      6,889.0
Off-balance sheet financial instruments        6.1        260.5             6.0        (44.8)

(1) The carrying amount and fair value of securities available for sale do not include the related fair value of off-balance sheet investment products, an $8.2 million loss and a $7.7 million loss at December 31, 1997 and 1996, respectively.

(2) Excludes net leases with a carrying amount of $10.5 billion and $6.6 billion at December 31, 1997 and 1996, respectively, and includes loans held for sale.

SFAS No. 107 requires BANC ONE to disclose the estimated fair value of certain financial instruments such as securities, loans, deposits, swaps and other instruments as prescribed. The estimated fair values disclosed do not reflect the value of assets and liabilities that are not considered financial instruments. In addition, the value of long-term relationships with depositors (core deposit intangibles) and other customers (e.g. credit card intangibles), and leases are not included in the scope of SFAS No. 107 and are therefore not reflected. The value of these items is significant.

Fair value amounts represent estimates of value at a point in time. Significant assumptions regarding economic conditions, loss experience, risk characteristics associated with particular financial instruments and other factors were used for the purposes of this disclosure. These assumptions are subjective and involve matters of judgment. Therefore, they cannot be determined with precision. Changes in the assumptions could have a material impact on the amounts estimated. While these estimated fair value amounts are designed to represent estimates of the amounts at which these instruments could be exchanged in a current transaction between willing parties (excluding the value of customer relationships), many of BANC ONE's financial instruments lack an available trading market as characterized by willing parties engaged in an exchange transaction. In addition, it is BANC ONE's intent to hold most of its financial instruments to maturity; therefore, it is not probable that the fair values shown will be realized in a current transaction.

Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of BANC ONE's fair value information to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and to realize that because of these uncertainties, the aggregate fair value amount should in no way be construed as representative of the underlying value of BANC ONE.

The following describes the methodology and assumptions used to estimate fair value of financial instruments.

CASH AND SHORT-TERM INVESTMENTS-- Cash and short-term investments are by definition short-term and do not present any unanticipated market risk. Therefore, the carrying amount is a reasonable estimate of fair value.


                     BANC ONE CORPORATION and Subsidiaries

SECURITIES -- The estimated fair values of securities by type are provided in
Note 4 to the financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS -- The loan portfolio was segmented based on loan type, credit quality and repricing characteristics. For certain variable rate loans with no significant credit concerns and frequent repricing, estimated fair values are based on the carrying values. The fair values of other loans are estimated using discounted cash flow analyses. The discount rates used in these analyses are generally based on BANC ONE's funding cost plus a spread. The spread incorporates the impact of credit quality, servicing costs and the cost of embedded options such as prepayments and caps. Maturity estimates are based on historical experience with prepayments and current economic and lending conditions. The estimated fair value of credit card receivables is based on the present value of cash flows arising from receivables outstanding and does not include the value associated with the relationships BANC ONE has with its credit card customers.

DEPOSITS -- Under SFAS No. 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand. The estimated fair value of fixed rate time deposits is based on discounted cash flow. The discount rates used in these analyses are based on market rates of alternative funding sources currently available for similar remaining maturities, adjusted for servicing and deposit insurance costs.

SHORT-TERM BORROWINGS -- Short-term borrowings reprice frequently; therefore, the carrying amount is a reasonable estimate of fair value.

LONG-TERM BORROWINGS -- For publicly traded debt, estimated fair values are based on quoted market prices. Where such prices are not available, fair value is estimated using quoted market prices for similar instruments or by discounted cash flow analysis.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS -- Carrying values for off-balance sheet financial instruments represent deferred amounts arising from these financial instruments. Where possible, the fair values are based upon quoted market prices.

COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT AND LETTERS OF CREDIT -- The carrying amounts are reasonable estimates of the fair value of these financial instruments. Carrying amounts which are comprised of the unamortized fee income and, where necessary, reserves for any expected credit losses from these financial instruments, are immaterial.

NOTE 15   PLEDGED SECURITIES AND CONTINGENT LIABILITIES

As of December 31, 1997 and 1996, securities having a book value of $9.5 billion and $9.8 billion, respectively, were pledged as collateral for repurchase agreements, off-balance sheet investment products and as collateral for governmental and trust department deposits in accordance with federal and state requirements.

The Corporation's bank affiliates are required to maintain average balances with the Federal Reserve Bank. The average required reserve balances were $.5 billion for both 1997 and 1996.

The Corporation and certain of its affiliates have been named as defendants in various legal proceedings. Management believes that liabilities arising from these proceedings, if any, will not have a material adverse effect on the consolidated financial position, liquidity or results of operations of BANC ONE.


                     BANC ONE CORPORATION and Subsidiaries

NOTE 16   EMPLOYEE BENEFIT PLANS

BANC ONE has various non-contributory pension plans covering substantially all employees. Through December 31, 1997, retirement benefits were based on length of service and the employee's highest five years of compensation during the last 10 years of service. During 1997, the Board of Directors approved a change to a cash balance plan that provides benefits to employees based on length of service, level of compensation, and a specified interest rate. The change to a cash balance plan will be effective January 1, 1998.

BANC ONE's funding policy is to contribute amounts necessary to meet the funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company determines to be appropriate. The following table sets forth the plans' funded status.


$(millions)                           1997      1996
------------------------------------------------------
Accumulated benefit obligation,
 including vested benefits of
 $643.9 and $546.5 in 1997 and
 1996, respectively                  $ 651.1   $ 567.3
                                     -------   -------
Projected benefit obligation for
 service rendered to date              665.8     736.9
Plan assets at fair value            1,001.0     841.8
                                     -------   -------
Excess of plan assets over
 projected benefit obligation          335.2     104.9
Unrecognized net gain from past
 experience difference from that
 assumed and effects of changes in
 assumptions                          (116.8)    (67.6)
Unrecognized prior service cost       (159.3)     (4.8)
Unrecognized net transition asset       (9.1)    (12.0)
                                     -------   -------
Prepaid pension cost                 $  50.0   $  20.5
                                     =======   =======

The plan assets primarily consist of U.S. Treasury and Federal Agency securities and mutual funds. Plan assets include 1.0 million shares of the Corporation's common stock at both December 31, 1997 and 1996, as adjusted for the 10% common stock dividend. The fair value of the Corporation's common stock held as plan assets was $50 million and $40 million at December 31, 1997 and 1996, respectively. Dividends received by the plans on the Corporation's common stock totaled $1 million in 1997 and 1996.

Net periodic pension cost for 1997, 1996 and 1995 included the following:


$(millions)              1997       1996       1995
-----------------------------------------------------
Service
 cost -- benefits
 earned during the
 period                 $  40.2   $   52.1   $   38.1
Interest cost on
 projected benefit
 obligation                47.9       52.6       44.0
Actual (return) loss
 on plan assets          (166.1)    (106.0)    (102.1)
Net amortization and
 deferral                  81.9       35.7       42.6
                        -------   --------   --------
Net periodic pension
 cost                   $   3.9   $   34.4   $   22.6
                        =======   ========   ========
Actuarial assumptions:
Weighted average
 discount rate for
 projected benefit                               7.50%
 obligation                7.00%      7.50%   to 8.50%
Weighted average rate
 of compensation                                 5.00%
 increase                  5.00%      5.00%   to 6.00%
Expected long-term
 rate of return on                    8.50%      8.50%
 plan assets               9.25%   to 9.00%   to 9.00%

Accrued pension cost for BANC ONE's nonqualified, unfunded supplemental pension plans was $37 million and $33 million, respectively, at December 31, 1997 and 1996. The accumulated benefit obligation for nonqualified plans was $35 million, $16 million and $14 million for the years ended December 31, 1997, 1996 and 1995, respectively. Such plans have no assets. The assumed rates used in the actuarial computations were the same as those used in the qualified plan computations.



                     BANC ONE CORPORATION and Subsidiaries

POSTRETIREMENT BENEFITS OTHER THAN PENSION

BANC ONE currently sponsors a defined benefit postretirement plan that covers salaried employees. The plan provides medical, dental and life insurance benefits. Benefits are available to retired employees with more than 10 years of service who retire under the normal or early retirement provisions of the BANC ONE Retirement Plan. The medical and dental benefits are contributory, while the life insurance is noncontributory.

BANC ONE funds retiree medical benefits to the extent such benefits are deductible for federal income tax purposes; however, these assets are not restricted as to use for such benefits and, therefore, do not meet the definition of plan assets.

The following table sets forth the status of BANC ONE's postretirement benefit obligation at December 31, 1997 and 1996.


$(millions)                          1997      1996
------------------------------------------------------
Accumulated postretirement benefit
 obligation:
 Retirees                            $ (98.5)  $ (87.4)
 Fully eligible active plan
   participants                        (15.5)    (29.0)
 Other active plan participants        (43.0)    (38.9)
                                     -------   -------
Accumulated postretirement benefit
 obligation in excess of plan
 assets                               (157.0)   (155.3)
Unrecognized net loss                    4.7       5.4
Unrecognized transition obligation      84.4      90.0
                                     -------   -------
Accrued postretirement benefit cost  $ (67.9)  $ (59.9)
                                     =======   =======

Net periodic cost for postretirement health care and life insurance benefits during 1997, 1996 and 1995 include the following:

$(millions)                      1997    1996    1995
-------------------------------------------------------
Service cost -- benefits earned
 during the period                $ 4.1   $ 3.7   $ 3.0
Interest cost on accumulated
 postretirement benefit
 obligation                        11.2     8.5     8.6
Amortization of unrecognized
 transition obligation              5.6     5.6     5.6
Amortization of unrecognized net
 loss                                       (.4)   (1.1)
                                  -----   -----   -----
Net periodic postretirement
 benefit cost                     $20.9   $17.4   $16.1
                                  =====   =====   =====

The weighted average discount rates used in determining the accumulated postretirement benefit obligation at December 31, 1997, 1996 and 1995 were 7.00%, 7.50% and 7.50%, respectively.

For measurement purposes, a 8.0% annual rate of increase in the cost of covered health care benefits was assumed for 1998; the rate was assumed to decrease gradually to 5.0% in the year 2000 and thereafter. A one-percentage point increase in the health care cost trend rate in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by $17.1 million, or 10.9%, and would increase the aggregate of the service cost and interest cost components of net periodic postretirement benefit cost for 1997 by $1.4 million or 9.0%.

BANC ONE sponsors various 401(k) plans which include substantially all of its employees. BANC ONE is required to make contributions to the plans in varying amounts. For 1997, 1996 and 1995, the expense related to these plans was $26 million, $19 million and $8 million, respectively.

NOTE 17  STOCK-BASED COMPENSATION PLANS

BANC ONE applies APB No. 25 and related interpretations in accounting for its stock-based compensation plans. In accordance with SFAS No. 123, BANC ONE elected to continue to apply the provisions of APB No. 25. However, pro forma disclosures as if BANC ONE adopted the cost recognition provisions of SFAS No. 123 in 1995 are required and are presented below along with a summary of the plans and awards.

The Corporation's stock option plans provide for the granting of options to purchase common shares to certain employees. Generally, the stock option plans provide for the granting of incentive and nonqualified stock options and stock awards for up to an aggregate of 1% of the outstanding common stock of the Corporation as reported in the Corporation's Annual Report on Form 10-K for the year ending immediately prior to such years plus carry over of certain shares not granted in prior years as defined by the


                     BANC ONE CORPORATION and Subsidiaries
plans. Further, the total number of shares available for grants of stock awards in any year shall not exceed one fourth of 1% of the Corporation's outstanding common stock as so reported. Based on December 31, 1996 outstanding shares, approximately 7.9 million shares of the Corporation's common stock were available for grant in 1997. In 1997, .7 million shares were granted as stock awards.

The plans generally provide that the exercise price of any stock option may not be less than the fair market value of the common stock on the date of grant. No balance sheet recognition is made of options until such options are exercised and no amounts applicable thereto are reflected in net income. Under the plans, the awards vest over a period of years and expense is recognized over the vesting period. Options are not exercisable for at least one year from the date of grant and are thereafter exercisable for such periods as the Board of Directors, or a committee thereof, specify (which may not exceed 10 years for incentive stock options or 20 years for nonqualified stock options), provided that the optionee has remained in the employment of the Corporation or its affiliates. The Board or the committee may accelerate the exercise period for an option upon the optionee's disability, retirement or death. All options expire at the end of the exercise period. Options of acquired entities are converted to BANC ONE options at the time of acquisition.

The following summarizes the Corporation's stock options as of December 31, 1997, 1996 and 1995, and the changes for the years then ended:

                                  1997
                       --------------------------
                       NUMBER OF     WGTD. AVG.
(shares in thousands)   SHARES     EXERCISE PRICE
-------------------------------------------------
Outstanding at the
  beginning of
  the year              22,398.8           $18.47
Granted                  6,878.6            43.00
Exercised                8,696.4            12.21
Forfeited                  734.4            33.55
Expired                     51.0            25.21
                       ---------
Outstanding at the
  end of the year       19,795.6            29.16
                       ---------
Exercisable at the
  end of the year        6,552.1           $17.65
                       ---------

                                   1996
                        --------------------------
                        NUMBER OF     WGTD. AVG.
(shares in thousands)    SHARES     EXERCISE PRICE
--------------------------------------------------
Outstanding at the
  beginning of
  the year              20,988.5            $14.81
Granted                  6,480.6             24.23
Exercised                3,929.7              7.43
Forfeited                1,135.4             22.97
Expired                      5.2              8.91
                        --------
Outstanding at the
  end of the year       22,398.8             18.41
                        ========
Exercisable at the
  end of the year        8,734.4            $10.36
                        ========

                                   1995
                        --------------------------
                        NUMBER OF     WGTD. AVG.
(shares in thousands)    SHARES     EXERCISE PRICE
--------------------------------------------------
Outstanding at the
  beginning of the
  year                  18,647.4            $12.22
Granted                  5,951.8             20.34
Exercised                2,813.6              7.49
Forfeited                  789.7             22.35
Expired                      7.4             30.49
                        --------
Outstanding at the
  end of the year       20,988.5             14.77
                        ========
Exercisable at the
  end of the year        9,221.4            $ 7.32
                        ========


                     BANC ONE CORPORATION and Subsidiaries

The following summarizes information about the Corporation's stock options outstanding at December 31, 1997.

                            SHARES SUBJECT TO
                           OUTSTANDING OPTIONS                             EXERCISABLE
                      -----------------------------                ---------------------------
                         OPTIONS        WGTD. AVG.
                          SHARES        REMAINING     WGTD. AVG.       NUMBER       WGTD. AVG.
      RANGE OF         OUTSTANDING     CONTRACTURAL    EXERCISE     EXERCISABLE      EXERCISE
   EXERCISE PRICE     (in thousands)       LIFE         Price      (IN THOUSANDS)     PRICE
----------------------------------------------------------------------------------------------
Less than $2.16                702.6           4.30       $ 1.80            702.6       $ 1.80
$2.16 -- $5.13                   4.0           3.13         5.13              4.0         5.13
$7.74 -- $11.29                671.0           4.86         8.74            655.6         8.75
$11.77 -- $17.25             2,007.4           6.49        15.49          1,724.6        15.24
$17.50 -- $25.85             5,019.1           9.51        22.23          2,891.3        20.70
Greater than $25.99         11,391.5          14.45       $37.53            547.0       $39.18

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model, which was developed to estimate the fair value of traded options and which requires the use of highly subjective assumptions. Since BANC ONE's stock options have different characteristics than traded options and since changes in the assumptions used can materially impact the fair value estimate, the Black-Scholes model may not necessarily be a reliable measure of the fair market value of BANC ONE's stock options.

The following assumptions were used for grants in 1997, 1996 and 1995: (1) expected dividend yields ranged from .33% to 5.55%; (2) risk-free interest rates ranged from 5.48% to 7.92%; (3) expected volatility ranged from 20.21% to 32.95%; and (4) expected life of options ranged from five to nine years. The weighted average fair value at date of grant for options granted during 1997 and 1996 and 1995 was $11.51, $6.54 and $4.34 per option, respectively.

Had the compensation cost for the Corporation's stock-based compensation plans been determined in accordance with the fair value based accounting method provided by SFAS No. 123, the net income and net income per common share for the years ended December 31, 1997, 1996 and 1995 would have been as follows:


                                         1997                          1996                          1995
$(millions, except per share  ---------------------------   ---------------------------   ---------------------------
amounts)                      PRO FORMA (1)   AS REPORTED   PRO FORMA (1)   AS REPORTED   PRO FORMA (1)   AS REPORTED
---------------------------------------------------------------------------------------------------------------------
Net income                      $1,288.1       $1,305.7       $1,664.9       $1,672.8       $1,443.0       $1,445.2
Net income per common share,
 basic                              2.01           2.04           2.58           2.60           2.26           2.26
Net income per common share,
 diluted                        $   1.97       $   1.99       $   2.50       $   2.52       $   2.20       $   2.20

(1) The above pro forma information may not be representative of the pro forma impact in future years.


NOTE 18  RELATED PARTY TRANSACTIONS

Certain executive officers, directors and their related interests are loan customers of the Corporation's affiliates. The Securities and Exchange Commission ("SEC") has determined that, with respect to the Corporation and significant subsidiaries (as defined by the SEC), disclosure of borrowings by directors and executive officers and certain of their related interests should be made if the loans are greater than 5% of stockholders' equity, in the aggregate. These loans in aggregate were not greater than 5% of stockholders' equity at December 31, 1997 or 1996.


                     BANC ONE CORPORATION and Subsidiaries

NOTE 19  SUPPLEMENTAL DISCLOSURES FOR EARNINGS PER SHARE


$(millions, except for per share amounts)                       1997        1996        1995
----------------------------------------------------------------------------------------------
BASIC:
  EARNINGS:
    Net income                                                $1,305.7    $1,672.8    $1,445.2
    Deduct: Dividends on preferred shares                        (17.8)      (27.8)      (28.9)
                                                              --------    --------    --------
                                                              $1,287.9    $1,645.0    $1,416.3
                                                              ========    ========    ========
  SHARES:
    Weighted average common shares outstanding, reflecting
      the 10% common stock dividend-See Note 10                  632.4       632.5       626.2
                                                              ========    ========    ========
NET INCOME PER COMMON SHARE, BASIC                            $   2.04    $   2.60    $   2.26
                                                              ========    ========    ========
DILUTED:
  EARNINGS:
    Net income                                                $1,305.7    $1,672.8    $1,445.2
                                                              ========    ========    ========
  SHARES:
    Weighted average common shares outstanding                   632.4       632.5       626.2
    Add: Dilutive effect of outstanding options                   10.6         9.5         8.1
    Add: Conversion of preferred stock                            12.7        22.3        22.8
                                                              --------    --------    --------
  Weighted average common shares outstanding, as adjusted,
    reflecting the 10% common stock dividend-See Note 10         655.7       664.3       657.1
                                                              ========    ========    ========
NET INCOME PER COMMON SHARE, DILUTED                          $   1.99    $   2.52    $   2.20
                                                              ========    ========    ========

NOTE 20   SUPPLEMENTAL DISCLOSURES FOR STATEMENT OF CASH FLOWS


$(millions)                                                     1997        1996        1995
----------------------------------------------------------------------------------------------
Common stock issued in purchase acquisitions                  $  538.4    $  710.5    $   15.7
                                                              ========    ========    ========
Transfer from loans to Other Real Estate Owned (OREO)         $  161.7    $   82.0    $   91.2
                                                              ========    ========    ========
Securitized mortgage loans                                                            $1,426.8
                                                                                      ========
Reclassification of private placements from loans to
  securities                                                                          $  533.1
                                                                                      ========
Reclassification of held-to-maturity securities to
  available-for-sale securities at amortized cost (fair
  value of $3,589.9 and $2,934.5 for 1997 and 1995,
  respectively)                                               $3,589.3                $2,883.7
                                                              ========                ========
Net increase in securities trades not settled                 $ (355.2)   $ (140.4)   $  185.0
                                                              ========    ========    ========
Loans issued to facilitate the sale of OREO properties        $    3.7    $    2.5    $    7.2
                                                              ========    ========    ========
Additional disclosures:
Interest paid                                                 $3,979.9    $3,632.7    $3,256.1
                                                              ========    ========    ========
Income taxes paid                                             $  196.7    $  580.7    $  453.6
                                                              ========    ========    ========


                      BANC ONE CORPORATION and Subsidiaries

NOTE 21  PARENT COMPANY FINANCIAL STATEMENTS

The condensed financial statements of the Corporation, prepared on a parent company unconsolidated basis, are presented as follows:

BALANCE SHEET (PARENT ONLY)


                                                                  AT DECEMBER 31,
                                                              ------------------------
$(millions)                                                     1997           1996
--------------------------------------------------------------------------------------
ASSETS:
  Investment in majority-owned affiliates:
    Banking                                                   $ 7,770.4      $10,369.3
    Nonbanking                                                  2,335.9          549.8
  Advances due from affiliates:
    Banking                                                     1,980.0          125.0
    Nonbanking                                                  3,386.9        2,254.1
  Other assets                                                    464.2          591.5
                                                              ---------      ---------
      TOTAL ASSETS                                            $15,937.4      $13,889.7
                                                              =========      =========
LIABILITIES:
  Commercial paper and other short-term borrowings            $   438.6      $ 1,616.3
  Notes payable to nonbanking affiliates                           55.2           58.5
  Long-term borrowings                                          4,867.5        2,204.2
  Other liabilities                                               200.1          142.7
                                                              ---------      ---------
    TOTAL LIABILITIES                                           5,561.4        4,021.7
                                                              ---------      ---------
    TOTAL STOCKHOLDERS' EQUITY                                 10,376.0        9,868.0
                                                              ---------      ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $15,937.4      $13,889.7
                                                              =========      =========

                      BANC ONE CORPORATION and Subsidiaries

STATEMENT OF INCOME (PARENT ONLY)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                          ------------------------------------
$(millions)                                                 1997          1996          1995
----------------------------------------------------------------------------------------------
INCOME:
  Dividends from affiliates:
    Banking                                               $3,299.8      $1,108.1      $1,129.4
    Nonbanking                                               115.5          65.1
  Management and other fees from affiliates                  588.6         180.7         116.6
  Interest                                                   196.6         137.6         128.4
  Other                                                       17.7           5.5           8.9
                                                          --------      --------      --------
        TOTAL INCOME                                       4,218.2       1,497.0       1,383.3
                                                          --------      --------      --------
EXPENSE:
  Interest                                                   341.1         207.7         183.5
  Other                                                      677.7         396.1         214.7
                                                          --------      --------      --------
        TOTAL EXPENSE                                      1,018.8         603.8         398.2
                                                          --------      --------      --------
Income before income taxes and equity in
  undistributed earnings of consolidated affiliates        3,199.4         893.2         985.1
Income tax benefit                                              .8         132.6          55.0
                                                          --------      --------      --------
Income before equity in undistributed earnings of
  consolidated affiliates                                  3,200.2       1,025.8       1,040.1
Equity in undistributed earnings of consolidated
  affiliates                                              (1,894.5)        647.0         405.1
                                                          --------      --------      --------
NET INCOME                                                $1,305.7      $1,672.8      $1,445.2
                                                          --------      --------      --------
NET INCOME PER COMMON SHARE, BASIC
  (amounts reflect the 10% common stock
  dividend-Note 10)                                       $   2.04      $   2.60      $   2.26
                                                          --------      --------      --------
NET INCOME PER COMMON SHARE, DILUTED
  (amounts reflect the 10% common stock
  dividend-Note 10)                                       $   1.99      $   2.52      $   2.20
                                                          ========      ========      ========


                      BANC ONE CORPORATION and Subsidiaries

STATEMENT OF CASH FLOWS (PARENT ONLY)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                          ------------------------------------
$(millions)                                                 1997          1996          1995
----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $1,305.7      $1,672.8      $1,445.2
  Adjustments:
    Equity in undistributed earnings of consolidated
      affiliates                                           1,894.5        (647.0)       (405.1)
    Noncash dividends received                              (115.5)        (62.6)        (54.6)
    Other                                                    (47.3)        (48.1)        (23.4)
                                                          --------      --------      --------
        NET CASH PROVIDED BY OPERATING ACTIVITIES          3,037.4         915.1         962.1
                                                          --------      --------      --------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Net (increase) decrease in short-term investments            (31.3)        (12.0)        464.3
Net increase in loans                                     (2,987.9)       (672.8)       (498.4)
Net increase in investment in majority-owned affiliates     (115.2)       (406.8)          3.7
All other investing activities, net                          (55.2)        (71.5)        (82.7)
                                                          --------      --------      --------
        NET CASH USED IN INVESTING ACTIVITIES             (3,189.6)     (1,163.1)       (113.1)
                                                          --------      --------      --------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Net (decrease) increase in commercial paper               (1,177.7)      1,055.9        (623.4)
Net increase (decrease) in short-term borrowings              (3.3)          9.1          52.5
Proceeds from the issuance of long-term borrowings         2,840.6         696.0         590.2
Cash dividends paid                                         (801.1)       (635.0)       (572.1)
Purchase of treasury shares                                 (707.3)     (1,003.1)       (324.3)
Exercise of stock options, net of shares purchased            26.6          16.8           6.5
All other financing activities, net                          (60.0)        126.1          37.0
                                                          --------      --------      --------
        NET CASH PROVIDED BY (USED IN) FINANCING
          ACTIVITIES                                         117.8         265.8        (833.6)
                                                          --------      --------      --------
INCREASE IN CASH AND CASH EQUIVALENTS                        (34.4)         17.8          15.4
CASH AND CASH EQUIVALENTS AT JANUARY 1,                       43.2          25.4          10.0
                                                          --------      --------      --------
CASH AND CASH EQUIVALENTS AT DECEMBER 31,                 $    8.8      $   43.2      $   25.4
                                                          ========      ========      ========


                      BANC ONE CORPORATION and Subsidiaries

REPORT OF INDEPENDENT ACCOUNTANTS ON CONSOLIDATED FINANCIAL STATEMENTS

To the Stockholders and the Board of Directors
BANC ONE CORPORATION

We have audited the accompanying consolidated balance sheets of BANC ONE CORPORATION and Subsidiaries as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BANC ONE CORPORATION and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Coopers & Lybrand, L.L.P

Columbus, Ohio
February 12, 1998



                      BANC ONE CORPORATION and Subsidiaries

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